Exhibit 10.01

FOURTH AMENDED AND RESTATED

SERVICES AGREEMENT

AMONG

DIAMOND SHAMROCK REFINING AND MARKETING COMPANY

VALERO CORPORATE SERVICES COMPANY

VALERO L.P.

VALERO LOGISTICS OPERATIONS, L.P.

RIVERWALK LOGISTICS, L.P.

AND

VALERO GP, LLC

DATED AS OF DECEMBER 22, 2006

FOURTH AMENDED AND RESTATED SERVICES AGREEMENT

This Fourth Amended and Restated Services Agreement (this “Agreement”) is entered into effective as of December 22, 2006 (the “Effective Date”) by and among Diamond Shamrock Refining and Marketing Company, a Delaware corporation (“DSRMC”) and Valero Corporate Services Company, a Delaware corporation (“VSCS”), both indirect wholly owned subsidiaries of Valero Energy Corporation (“Valero Energy”), Valero L.P., a publicly traded Delaware limited partnership (the “Partnership”), Valero Logistics Operations, L.P. (the “Operating Partnership”), a Delaware limited partnership and an indirect wholly owned subsidiary of the Partnership, Riverwalk Logistics, L.P., the general partner (the “General Partner”) of the Partnership, and its general partner, Valero GP, LLC  (“Valero GP”) (Valero GP, the General Partner, the Partnership and the Operating Partnership being individually referred to herein as a “Partnership Party,” and collectively, the “Partnership Parties”).

RECITALS

WHEREAS, certain parties hereto entered into a Services Agreement effective July 1, 2000 pursuant to which DSRMC agreed to provide certain corporate, general and administrative services to the Partnership Parties in exchange for an administrative services fee; and

WHEREAS, the Services Agreement was amended and restated effective April 1, 2004, July 1, 2005 and January 1, 2006 (as amended and restated, the “Services Agreement”); and

WHEREAS, the parties wish to amend and restate the Services Agreement as set forth below; and

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, the parties hereto hereby agree to amend and restate the Services Agreement as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth below for purposes of this Agreement:

“Affiliates” means entities that directly or indirectly through one or more intermediaries control, or are controlled by, or are under common control with, such party, and the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise, provided, however, that with respect to VCSC or Valero Energy, the term “Affiliate” shall exclude Holdings and the Partnership Parties.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Group” means a Person that with or through any of its Affiliates or Associates  has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to ten or more Persons), exercising investment power or disposing of any membership interests of Holdings with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, membership interests of Holdings.

“Holdings” means Valero GP Holdings, LLC.

“Move Date” means the last day of the first month as of which more than 50% of the Partnership Parties’ employees have moved away from the One Valero Way location.

“Last Move Date” means the earlier of (i) the day on which all remaining Partnership Parties’ employees have moved away from the One Valero Way location or (ii) December 31, 2007.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, government agency or political subdivision thereof or other entity.

“Valero Energy Affiliates” shall mean any and all Affiliates of Valero Energy.

ARTICLE II
PROVISION OF SERVICES

Section 2.1            Provision of Services by VCSC and its Affiliates.

(a)           Administrative Services.  VCSC or any Affiliate of VCSC (collectively, “VCSC Parties”) shall provide to the Partnership Parties certain non-exclusive management, employee-related and other services as set forth on Schedule A hereto (the “Administrative Services”) through the earlier of (A) December 31, 2010, (B) termination by the Partnership Parties of such Administrative Service pursuant to Section 2.1(d), or (C) termination by VCSC of such Administrative Service pursuant to Section 2.1(e) (each such date the “Administrative Service Termination Date”).

(b)           Telecommunications Services.  The VCSC Parties shall provide the Partnership Parties with Telecommunication Services (defined below) substantially similar to those provided to Affiliates of VCSC through the earlier of (A) December 31, 2010, (B) termination by the Partnership Parties of all or a portion of the Telecommunication Services pursuant to Section 2.1(d), or (C) termination by VCSC of all or a portion of the Telecommunication Services pursuant to Section 2.1(e) (each such date the “Telecommunications Services Termination Date”).  “Telecommunications Services” include the provision of circuits related to telecommunications hardware and local and long distance carrier service at VCSC’s corporate headquarters located at One Valero Way, and cell phones, pagers, Blackberries (or their functional equivalent) and other personal communications devices.

(c)           Nature and Quality of Services; Additional Services.  The quality of the Administrative Services and the Telecommunications Services shall be substantially identical to those provided to other Affiliates of VCSC, and substantially consistent with the quantity and scope of the Administrative Services and Telecommunications Services provided to the Partnership Parties by the VCSC Parties as of the Effective Date.    The VCSC Parties may provide the Partnership Parties with such other services as Valero GP may request from time to time during the term of this Agreement for such additional compensation as the parties may agree. All Administrative Services shall be provided from or at VCSC’s corporate headquarters located at One Valero Way.   Local and long distance carrier service will only be provided from the One Valero Way location and not from any other location.

(d)           Cancellation of Services by the Partnership Parties.  The Partnership Parties may terminate any Administrative or Telecommunications Service on 60 days’ prior written notice to VCSC.

(e)           Cancellation of Services by VCSC.  VCSC shall have the option to terminate this Agreement prior to December 31, 2010 in accordance with, and subject to, the following provisions (such option, the “VCSC Termination Option”):

(i)            Such termination as it relates to (A) any specific Administrative Service cannot be effective until the earliest of the applicable Optional Termination Date specified on Schedule A hereto, (B) any Telecommunication Service (other than local and long distance carrier service at VCSC’s corporate headquarters located at One Valero Way) cannot be effective prior to June 30, 2007, and (C) local and long distance carrier service at VCSC’s corporate headquarters located at One Valero Way cannot be effective until the Last Move Date;

(ii)           VCSC must notify the Partnership Parties in writing of its election to exercise such option; provided however, that VCSC shall continue to provide Human Resources Compensation, Payroll, Benefits and Employment services for at least six months after such notice; and

(iii)          VCSC shall pay the Termination Option Fee as provided in Section 2.2.

(f)            Transition Assistance.  (i)  VCSC shall provide assistance to the Partnership Parties as reasonably necessary or desirable in connection with the transfer of Human Resources Compensation, Payroll, Benefits and Employment services to the Partnership Parties as a result of the exercise of the VCSC Termination Option, a cancellation of services by the Partnership Parties pursuant to Section 2.1(d) hereof, or the expiration of this Agreement, and such assistance shall be within the Administrative Services provided hereunder (i.e., at no additional cost other than Direct Charges (as defined below in Section 2.2(c)). The VCSC Parties shall provide reasonable cooperation and assistance in transferring the third party contracts associated with the telecommunications circuits and the cell phones, pagers, Blackberries and other personal communications devices as of the applicable Telecommunications Services Termination Date.

(ii)           If VCSC exercises the VCSC Termination Option to be effective as of the Optional Termination Dates specified on Schedule A and the Partnership Parties nonetheless request in writing the provision of one or more of the Human Resources Compensation, Payroll, Benefits and Employment Services beyond the applicable Optional Termination Date, then the VCSC Parties shall continue to provide such Human Resources Service until receipt of further written notice from any of the Partnership Parties that they wish to terminate the provision of such Service: (1) subject to increased fees pursuant to Section 2.2 below, and (2) in no event shall any VCSC Party be obligated to provide any of the Human Resources Services beyond December 31, 2008.

Section 2.2            Fees for Services.

(a)           Administrative Services Fees (i) For Administrative Services rendered from the Effective Date of this Agreement through December 31, 2006, the Operating Partnership shall pay to VCSC $11,846.

(ii)           Beginning January 1, 2007, the Operating Partnership shall pay to VCSC a monthly fee (the “Administrative Services Fee”) for each of the Administrative Services as specified on Schedule A (subject to adjustment as set forth in (iii) immediately below) for each month up to and including the month in which the Administrative Service Termination Date for each such Service occurs.  The Partnership Parties shall be responsible for all applicable sales taxes (if any) on the portion of the Administrative Services Fee attributable to IS Services.

(iii)          The Administrative Services Fee for 2008 and thereafter shall be increased as of January 1 of each such year by an amount equal to Valero Energy’s general annual merit increase percentage for the just completed contract year.

(iv)          If VCSC exercises the VCSC Termination Option pursuant to Section 2.1(e) and has paid the Termination Fee pursuant to Section 2.2(d) below, and the Partnership Parties request the provision of one or more of the Human Resources Compensation, Payroll, Benefits and Employment Services beyond the applicable Administrative Services Termination Date, then the Operating Partnership shall pay to VCSC a monthly fee for each such Service equal to the greater of VCSC Parties’ cost in providing such Service or three times the applicable Administrative Services Fee for such Service as set out on Schedule A.

(b)           Telecommunication Services Fees.  (i)  For Telecommunication Services rendered from the Effective Date of this Agreement through December 31, 2006, the Partnership Parties shall pay to VCSC $29,570.

(ii)           Beginning January 1, 2007, with respect to all Telecommunication Services other than local and long distance telephone service, the Operating Partnership shall pay to VCSC a monthly fee of $91,680, subject to adjustment as set forth in (v) immediately below.

(iii)          If the Partnership Parties transfer any of the Telecommunications Services to their account prior to the applicable Telecommunications Services Termination Date, and such transfer results in reduced costs to VCSC in providing the remaining Telecommunication Services, then VCSC and the Partnership Parties shall use reasonable best efforts to agree and implement a reduction in the monthly fee that reflects the proportional cost of such transferred Telecommunication Service compared to those Telecommunication Services that VCSC is still providing at the time of the transfer.

(iv)          For local and long distance carrier service, the Operating Partnership shall pay a monthly fee of $1,728, subject to adjustment as set forth in (v) immediately below, provided that such fee shall be pro-rated following the Move Date based on the number of Partnership Parties’ employees that remain at the VCSC corporate headquarters.

(v)           The fees set forth in (ii) and (iv) immediately above shall be adjusted beginning January 1, 2008 to reflect VCSC’s actual cost to provide the Telecommunications Services.

(vi)          If the Partnership Parties elect not to take assignment of any of the third party contracts associated with the telecommunications circuits and the cell phones, pagers, Blackberries and other personal communications devices utilized by the Partnership Parties prior to the applicable Telecommunications Services Termination Date, the Operating Partnership shall reimburse VCSC for any termination fees incurred by VCSC as a result of election by the Partnership Parties.

(c)           Direct Charges.  In addition to the fees set forth above, the following items will be directly charged to the Partnership Parties (“Direct Charges”): all third party expenses directly related to the Partnership Parties, including, but not limited to, public company costs, outside legal fees, outside accounting fees, fees and expenses of external advisors and consultants, and insurance costs, including but not limited to, general liability, automobile liability, comprehensive liability, excess liability, property and directors and officers.   Payroll for employees of the Partnership Parties will also be directly billed to the Partnership Parties.

(d)           Termination Option Fee.  If VCSC elects to exercise the VCSC Termination Option as provided in Section 2.1(e), then VCSC shall pay the Operating Partnership a one-time termination fee of $13,000,000 (“Termination Fee”) on or prior to the later of (i) 10 business days following the Last Move Date and (ii) 10 business days following VCSC’s notice pursuant to Section 2.1(e)(ii).  The parties agree that this Termination Fee is an all-in termination fee and is in lieu of any other payments or charges by VCSC or other claims that the Partnership Parties may have against VCSC with respect to the early termination of this Agreement.

Section 2.3            Payment of Fees.

(a)           The fees to be paid by the Operating Partnership pursuant to this Agreement shall be paid by the Operating Partnership in arrears within 30 days of the end of the month; provided that payroll for employees of the Partnership Parties will be paid by the Operating Partnership no later than the first day following the end of each payroll period during the term of this Agreement.

(b)           To the extent reasonably practicable, all third party invoices for Direct Charges shall be submitted to the appropriate Partnership Party for payment.  For Direct Charges not paid directly by the appropriate Partnership Party, if any, VCSC shall present Valero GP with an invoice within 10 days after the end of each calendar month which reflects an amount equal to all Direct Charges reimbursable to VCSC.  The Partnership Parties shall pay such sum within 30 days of the end of the applicable calendar month.

ARTICLE III
MISCELLANEOUS

Section 3.1            Termination.

(a)           This Agreement shall terminate on December 31, 2010, unless terminated earlier pursuant to Section 2.1.

(b) Notwithstanding Section 3.1(a), if a Change of Control (as defined below) of Holdings or Valero GP occurs, this Agreement shall terminate.  The following shall constitute a Change of Control:

(i)            Holdings shall cease to own, directly or indirectly, 100% of each of Valero GP and the General Partner;

(ii)           both (A) the Valero Energy Affiliates shall be in the aggregate the legal or beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than a majority of the combined voting power of the then total membership interests (including all securities which are convertible into membership interests) of Holdings, and (B) any Person or Group of Persons (as defined below) acting in concert as a partnership or other Group (a “Group of Persons”), other than one or more of the Valero Energy Affiliates, shall be the legal or beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 20% or more of the combined voting power of the then total membership interests (including all securities which are convertible into membership interests) of Holdings, provided, that a “Group of Persons” shall not include the underwriter in any firm underwriting undertaken in connection with the initial public offering or any subsequent public offering of Holdings; or

(iii)          occupation of a majority of the seats (other than vacant seats) on the Board of Directors (or Board of Managers) of Holdings by Persons who were neither (A) nominated by the board of directors of Holdings nor (B) appointed by directors, a majority of whom were so nominated.

Section 3.2            No Third Party Beneficiary.  The provisions of this Agreement are enforceable solely by the parties to the Agreement and no limited partner, assignee or other person shall have the right, separate and apart from the parties hereto, to enforce any provisions of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

Section 3.3            No Fiduciary Duties.  The parties hereto shall not have any fiduciary obligations or duties to the other parties by reason of this Agreement.  Subject to the Omnibus Agreement among Valero Energy (as successor to Ultramar Diamond Shamrock Corporation), Valero GP, the General Partner, the Partnership and the Operating Partnership, dated as of April 16, 2001, as such agreement may be amended from time to time, any party hereto may conduct any activity or business for its own profit whether or not such activity or business is in competition with any activity or business of the other party.

Section 3.4            Limited Warranty; Limitation of Liability

VCSC represents that it will provide or cause the services to be provided to the Partnership Parties with reasonable care and in accordance with all applicable laws, rules, and regulations, including without limitation those of the Federal Energy Regulatory Commission.  EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE AND IN SECTION 2.1 (c), ALL PRODUCTS OBTAINED FOR THE PARTNERSHIP PARTIES ARE AS IS, WHERE IS, WITH ALL FAULTS, AND VCSC MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR THE PARTNERSHIP PARTIES.  FURTHERMORE, THE PARTNERSHIP PARTIES MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO VCSC BY ANY PARTY (INCLUDING, AN AFFILIATE OF VCSC) PERFORMING SERVICES ON BEHALF OF VCSC HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO VALERO GP OR THE PARTNERSHIP PARTIES.  HOWEVER, IN THE CASE OF SERVICES PROVIDED BY A THIRD PARTY FOR THE PARTNERSHIP PARTIES, IF THE THIRD PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO ANY OF THE PARTNERSHIP PARTIES, THE PARTNERSHIP PARTIES ARE ENTITLED TO CAUSE VCSC TO RELY ON AND TO ENFORCE SUCH WARRANTY.

IT IS EXPRESSLY UNDERSTOOD BY THE PARTNERSHIP PARTIES THAT VCSC AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD PARTY PROVIDERS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT VCSC AND ITS AFFILIATES SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY SUCH THIRD PARTY UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT ON THE PART OF VCSC OR ITS AFFILIATES BUT VCSC SHALL, ON BEHALF OF THE PARTNERSHIP PARTIES, PURSUE ALL RIGHTS AND REMEDIES UNDER ANY SUCH THIRD PARTY CONTRACT.  THE PARTNERSHIP PARTIES AGREE THAT THE REMUNERATION PAID TO VCSC HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.  IN NO EVENT SHALL VCSC BE LIABLE TO THE PARTNERSHIP PARTIES OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS

AGREEMENT, REGARDLESS OF THE FAULT OF VCSC, ANY VCSC AFFILIATE, OR ANY THIRD PARTY PROVIDER OR WHETHER VCSC, ANY VCSC AFFILIATE, OR THE THIRD PARTY PROVIDER ARE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT.  TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO VCSC OR ITS AFFILIATE FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, THE PARTNERSHIP PARTIES AGREE TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO THE PARTNERSHIP PARTIES BY SUCH THIRD PARTY PROVIDER UNDER VCSC’S OR SUCH AFFILIATE’S AGREEMENT.

Section 3.5                Force Majeure.   If any party to this Agreement is rendered unable by force majeure to carry out its obligations under this Agreement, other than a party’s obligation to make payments as provided for herein, that party shall give the other parties prompt written notice of the force majeure with reasonably full particulars concerning it.  Thereupon, the obligations of the party giving the notice, insofar as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of, the force majeure.  The affected party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as practicable.

The requirement that any force majeure situation be removed or remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other labour difficulty by the party involved, contrary to its wishes. Rather, all such difficulties may be handled entirely within the discretion of the party concerned.

The term “force majeure” means any one or more of: (a) an act of God, (b) a strike, lockout, labour difficulty or other industrial disturbance, (c) an act of a public enemy, war, blockade, insurrection or public riot, (d) lightning, fire, storm, flood or explosion, (e) governmental action, delay, restraint or inaction, (f) judicial order or injunction, (g) material shortage or unavailability of equipment, or (h) any other cause or event, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

Section 3.6                Further Assurances.   In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments as may be required for a party to provide the services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.

Section 3.7                Time of the Essence.   Time is of the essence in this Agreement.

Section 3.8                Notices.  Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a party shall be in writing and may be given by hand delivery, postage prepaid first-class mail delivery, delivery by a reputable international courier service guaranteeing next business day delivery or by facsimile (if confirmed by one of the foregoing methods) to such party at its address noted below:

(a)   in the case of VCSC, to:

Valero Corporate Services Company
One Valero Way
San Antonio, Texas 78249
Attention:  Legal Department
Telecopy: (210) 345-5889

(b)   in the case of the General Partner and Valero GP, to:

Valero GP, LLC
One Valero Way
San Antonio, Texas 78249
Attention: Legal Department
Telecopy: (210) 345-4861

or at such other address of which notice may have been given by such party in accordance with the provisions of this Section.

Section 3.9                Counterparts.   This Agreement may be executed in several counterparts, no one of which needs to be executed by all of the parties.  Such counterpart, including a facsimile transmission of this Agreement, shall be deemed to be an original and shall have the same force and effect as an original.  All counterparts together shall constitute but one and the same instrument.

Section 3.10             Applicable Law.   The provisions of this Agreement shall be construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer the construction or interpretation hereof to the laws of another jurisdiction.

Section 3.11             Binding Effect; Assignment.   Except for the ability of VCSC to cause one or more of the Administrative Services to be performed by a third party provider or an Affiliate of VCSC, no party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties.

Section 3.12             Invalidity of Provisions.   In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 3.13             Modification; Amendment.   This Agreement may be amended or modified from time to time only by a written amendment signed by all parties hereto; provided however, that the Partnership Parties may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification to this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of common units of the Partnership.

Section 3.14             Entire Agreement.   This Agreement constitutes the whole and entire agreement between the parties hereto and supersedes any prior agreement, undertaking, declarations, commitments or representations, verbal or oral, in respect of the subject matter hereof.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with effect as of the date first above written.

DIAMOND SHAMROCK REFINING AND MARKETING
COMPANY

By:	/s/ Kimberly S. Bowers
Name: Kimberly S. Bowers
Title: Vice President

VALERO CORPORATE SERVICES COMPANY

By:	/s/ Michael S. Ciskowski
Name: Michael S. Ciskowski
Title: Executive Vice President

VALERO L.P

By:	Riverwalk Logistics, L.P.

	By:		Valero GP, LLC

		By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

VALERO LOGISTICS OPERATIONS, L.P.

By:	Valero GP, Inc.

	By:		/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

VALERO GP, LLC

	By:		/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

RIVERWALK LOGISTICS, L.P.

By:	Valero GP, LLC

	By:		/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED  SERVICES AGREEMENT

SCHEDULE A

Administrative Service	Optional Termination Date	2007 Monthly Fee	2008 Monthly Fee

Corporate Records	Move Date	3,113	4,316
Office Services	Move Date	1,883	2,612
Facility Services (Mail Room)	Move Date	2,118	2,945
Corporate Services Department	Move Date	1,612	2,235
Corporate Security Services	Move Date	2,794	3,874
HR Training Support	Move Date	809	1,123
IS Services	Last Move Date	53,247	73,836
Graphic Services	Last Move Date	3,881	5,381
Corporate Travel Planning	Last Move Date	1,122	1,556
Community/Public Relations	Last Move Date	6,688	9,275
Government Affairs	Last Move Date	1,103	1,529
HR Compensation	12/31/2007	3,974	5,511
HR Employment	12/31/2007	2,954	4,096
HR Benefits	12/31/2007	5,724	7,938
HR-Payroll	12/31/2007	2,305	3,197
Risk Control & Analysis	12/31/2007	932	1,292
Risk Management	12/31/2007	2,893	4,012

2007 Monthly Fee is for 2007; 2008 Montly Fee is the base for 2008 and remaining years of term subject to adjustment under Section 2.2(a)(iii)

A-1